Exhibit 99.1

Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA REPORTS SIGNIFICANTLY IMPROVED FIRST QUARTER 2004 FINANCIAL RESULTS

Poway, CA., April 28, 2004 – ALDILA, INC. (NASDAQ:NMS:ALDA) announced today net sales of $15.3 million and net income of $2.3 million ($0.46 per share) for the three months ended March 31, 2004.  In the comparable 2003 first quarter, the Company had net sales of $10.2 million and a net loss of $169,000 (a $0.03 per share loss).

“We are extremely pleased with the strong results achieved in our first quarter 2004.  Driven by the overwhelming acceptance of our flagship NV™ wood shaft line by the golfing world, our sales increased by 51% versus the first quarter last year.  Our net income of $2.3 million or $0.46 per share represents the best quarter the Company has had in the last 8 years.  Unit sales climbed by 11% and average selling price increased by 37% quarter on quarter.  Our cash and cash equivalents increased by $4.4 million to $11.3 million, which includes a $750,000 distribution from Carbon Fiber Technology LLC (“CFT”), our carbon fiber joint venture.  Gross margin in the 2004 first quarter rose to 40% on a 252% increase in gross profit to $6.1 million as compared to 17% and $1.7 million in the first quarter of 2003”, said Mr. Peter R. Mathewson, Chairman of the Board and CEO.

“The success of the NV™ wood shaft line has opened the door to a multitude of new accounts which broadens our already large customer base,” Mr. Mathewson continued.

“On tour our NV™ remains a bona fide weekly contender for the most played shaft model on both the PGA and Nationwide Tours.  More and more professionals world wide are trusting NV™ to deliver unsurpassed performance, power and feel in their driver, fairway woods and hybrid/utility clubs.  At the recently completed Masters Tournament, Aldila emerged as the number one graphite shaft manufacturer,” Mr. Mathewson said.

“Our hockey business was relatively slow during the quarter due to new product development activities but we expect increasing sales as production is ramped up in the second quarter,” Mr. Mathewson said.

“Composite prepreg sales to third parties increased 124% versus the first quarter last year as interest in our products continues to grow,” said Mr. Mathewson.

The Company repurchased 45,000 shares of its common stock during the first quarter of 2004 at prices ranging between $3.50 and $5.82 per share.  These purchases were made pursuant to the Company’s previously announced stock buyback program.

Aldila, Inc. is a leader among manufacturers of graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers.  Aldila manufactures and assembles hockey sticks and blades, in addition to the manufacture of composite prepreg material for its golf shaft business and external sales.  Aldila also manufactures carbon fiber for internal use through an ownership interest in CFT.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Such forward-looking statements include, but are not limited to, implications concerning the overwhelming acceptance of the NV™ shaft and that its success will continue to attract new customer accounts.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K/A for the year ended December 31, 2003, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K/A, and reports on Form 10-Q and Form 8-K.  The forward-looking statements in this press release are particularly subject to the risks that

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our product offerings, including the Aldila NV™ shaft and product offerings outside the golf industry, will not achieve success with consumers or OEM customers;

•                  our business with Mission Hockey will not continue to grow;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  CFT will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture;

•                  the Company will not be able to acquire adequate supplies of carbon fiber, other than that being produced at CFT, at reasonable market prices.

For additional information about Aldila, Inc., please go to the Company’s Website at www.aldila.com.

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ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,290	$6,919
Accounts receivable	6,300	4,613
Inventories	6,896	7,778
Prepaid expenses and other current assets	411	399
Total current assets	24,897	19,709

PROPERTY, PLANT AND EQUIPMENT	4,462	4,776

INVESTMENT IN JOINT VENTURE	3,627	4,287

OTHER ASSETS	202	241

TOTAL ASSETS	$33,188	$29,013

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,160	$3,067
Income taxes payable	1,533	—
Accrued expenses	1,977	1,461
Total current liabilities	6,670	4,528

LONG-TERM LIABILITIES:
Deferred rent and other long-term liabilities	34	39
Total liabilities	6,704	4,567

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 4,840,149 shares in 2004 and 4,885,149 shares in 2003, respectively	48	48
Additional paid-in capital	41,567	41,803
Accumulated deficit	(15,131)	(17,405)
Total stockholders’ equity	26,484	24,446

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,188	$29,013

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three months ended March 31,
	2004	2003

NET SALES	$15,298	$10,164
COST OF SALES	9,174	8,425
Gross profit	6,124	1,739

SELLING, GENERAL AND ADMINISTRATIVE	2,435	1,926
Operating income (loss)	3,689	(187)

OTHER EXPENSE (INCOME):
Interest expense	—	8
Other, net	(3)	30
Equity in earnings of joint venture	(99)	(56)

INCOME (LOSS) BEFORE INCOME TAXES	3,791	(169)
PROVISION FOR INCOME TAXES	1,517	—

NET INCOME (LOSS)	$2,274	$(169)

NET INCOME (LOSS) PER COMMON SHARE	$0.47	$(0.03)

NET INCOME (LOSS) PER COMMON SHARE, ASSUMING DILUTION	$0.46	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,876	4,948

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	4,988	4,948

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)

	Three months ended March 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,274	$(169)
Depreciation and amortization	388	459
Loss on disposal of fixed assets	4	13
Undistributed income of joint venture, net	(90)	(63)
Changes in working capital items, net	1,345	480
Net cash provided by operating activities	3,921	720

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(64)	(354)
Proceeds from sales of property, plant and equipment	—	11
Distribution from joint venture	750	—
Net cash provided by (used for) investing activities	686	(343)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(236)	—
Net cash used for financing activities	(236)	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,371	377

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,919	3,286

CASH AND CASH EQUIVALENTS, END OF PERIOD	$11,290	$3,663